UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 17, 2004

OFC DISTRIBUTION CORPORATION

(Formerly Oxford Finance Corporation)
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-50049 (Commission File Number)	01-0615368 (I.R.S. Employer Identification No.)

133 North Fairfax Street
Alexandria, VA 22314
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (703) 519-4900

Item 8.01.  Other Events

     On September 17, 2004 OFC Distribution Corporation (formerly Oxford Finance Corporation) announced that the Board of Director’s today declared a special distribution of $0.35 per share payable on September 24, 2004 to record holders as of September 17, 2004.

Item 9.01.  Financial Statements and Exhibits.

(c)	Exhibits

The following exhibits are filed as a part of this report:

	99.1	Letter to shareholders dated September 17, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2004	OFC Distribution
	By:	/s/ J. Alden Philbrick IV J. Alden Philbrick IV President and Chief Executive Officer